EXHIBIT 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Guided Therapeutics, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark L. Faupel, President, Chief Executive Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2013

/s/ MARK L. FAUPEL

Name: Mark L. Faupel

Title: President, Chief Executive Officer and acting Chief Financial Officer